SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K/A

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported) December 21, 1993



                           KOGER EQUITY, INC.
         (Exact name of registrant as specified in its charter)


       Florida                     1-9997                59-2898045
    (State of incorporation       (Commission          (IRS Employer
        of organization           File Number)     Identification No.)


        3986 Boulevard Center Drive, Suite 101
       Jacksonville, Florida                               32207
       (Address of principal executive offices)         (Zip Code)


   Registrant's telephone number:                 (904) 398-3403



                                      N/A
       (Former name or former address, if changes since last report)

Item 7.  Financial Statements and Exhibits

     Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.
     (a)  Financial Statements of the Business Acquired.

INDEPENDENT AUDITORS' REPORT

To the Boards of Directors and Stockholders of Koger Properties, Inc. and Koger Equity, Inc.
Jacksonville, Florida

We have audited the accompanying Historical Summaries of Gross Rental Income and Direct Operating Expenses of the ninety-three properties (the "Office Buildings") owned by Koger Properties, Inc. (the "Historical Summaries") for each of the three years in the period ended March 31, 1993. These Historical Summaries are the responsibility of Koger Properties, Inc.'s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Koger Equity, Inc. current report on Form 8-K/A in connection with a merger between Koger Properties, Inc. and Koger Equity, Inc.) as described in the Notes to the Historical Summaries and are not intended to be a complete presentation of Koger Properties, Inc.'s or of its Office Buildings' revenues and expenses.

In our opinion, such Historical Summaries present fairly, in all material respects, the gross rental income and direct operating expenses described in the Notes to the Historical Summaries of the Office Buildings for each of the three years in the period ended March 31, 1993 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE

Jacksonville, Florida
October 19, 1993
(December 21, 1993 as to Note 1)

                          KOGER PROPERTIES, INC.

                             OFFICE BUILDINGS
                           HISTORICAL SUMMARIES
             Gross Rental Income and Direct Operating Expenses

The following historical summaries of gross rental income and direct operating expenses of the ninety-three properties comprising the Office Buildings to be acquired by Koger Equity, Inc. ("KE") from Koger Properties, Inc. ("KPI"), in connection with the merger between KE and KPI, for each of the three years in the period ended March 31, 1993 have been audited by Deloitte & Touche, independent public accountants. The historical summaries relate only to the operating properties to be acquired and do not reflect the consolidated gross rental income and direct operating expenses for all properties owned by KPI for the periods presented. The historical summaries include the gross rental income and direct operating expenses of eighty fully operational buildings and thirteen buildings which were not fully operational during the periods. The summaries for the six months ended September 30, 1993 and 1992 are unaudited; however, in the opinion of management, all adjustments necessary for a fair presentation of the gross rental income and direct operating expenses have been included. The gross rental income and direct operating expenses for the six months ended September 30, 1993 are not necessarily indicative of the results for a full year. These summaries should be read in conjunction with their notes.


                                         (In Thousands)
                                 Six Months Ended
                                   September 30        Years ended March 31
                                   1993    1992        1993    1992    1991
                                    (Unaudited)
Gross rental income              $21,204  $21,233    $43,601  $41,324  $34,387
Direct operating expenses:
  Janitorial, utilities and
   maintenance                     5,711    5,241     11,148    8,873    3,751
  Real estate taxes                2,218    2,307      4,106    4,318    3,020
  Management fees (Note 5)         1,097    1,046      2,133    2,127    1,472
  Insurance and other                404      418        850      737      501
  Provision for losses on the
   Office Buildings                                            20,981
     Total                         9,430    9,012     18,237   37,036    8,744
Income from rental operations
  before depreciation,
  interest and income taxes      $11,774  $12,221    $25,364  $ 4,288  $25,643

                          KOGER PROPERTIES, INC.

                     Notes to Historical Summaries of
     Gross Rental Income and Direct Operating Expenses of the Office Buildings For the Three Years in the Period Ended March 31, 1993
      and (Unaudited) the Six Month Periods Ended September 30, 1993
                                 and 1992


1.   KOGER PROPERTIES, INC.'S CHAPTER 11 PROCEEDINGS, MERGER AND
     LITIGATION

     Koger Properties, Inc. ("KPI" or the "Company") filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on September 25, 1991. The Chapter 11 filing was precipitated by cash flow and liquidity problems, due in part to a severe contraction in the availability of financing for commercial real estate, and was based upon management's conclusion that the sources of liquidity and other financing alternatives necessary to enable KPI to meet the requirements of its business would not be available absent the protections available under the Bankruptcy Code. KPI continued in possession of its respective properties and managed its business as debtor-in-possession pursuant to the Bankruptcy Code. On April 30, 1993, KPI filed with the Bankruptcy Court its Third Amended and Restated Plan of Reorganization proposed jointly by KPI and Koger Equity, Inc. ("KE") (the "Plan"). The Bankruptcy Court entered an order confirming the Plan on December 8, 1993. The Plan became effective on December 21, 1993. The shareholders of KE previously voted upon and approved the merger between KPI and KE, pursuant to an Agreement and Plan of Merger, on August 11, 1993. The effective date of the merger is December 21, 1993.

     KPI and certain of its former officers and directors are also party to certain class action and derivative complaints filed in fiscal 1991, based upon allegations that KPI and the individual defendants failed to disclose or misrepresented KPI's financial condition and results of operations and allegations of corporate waste and misappropriation of funds. A class action and a derivative action also were filed against KPI and KE and certain current and former officers of KPI and KE alleging breach of fiduciary duty and failure to disclose information relating to KE's cash flow, dividend, and financing policies. All suits seek damages from the named defendants. KPI believes that the allegations are without merit and is vigorously contesting the proceedings. While no assurance can be given as to the likelihood of a favorable outcome of the foregoing litigation or the estimated amount of potential loss, KPI believes that it has good and meritorious defenses.

     The shareholder derivative action on behalf of KPI has been stayed by the pendency of KPI's bankruptcy case. KPI has been voluntarily dismissed, without prejudice, as a defendant in the two class action proceedings and in the shareholder derivative action on behalf of KE.

                          KOGER PROPERTIES, INC.

                     Notes to Historical Summaries of
     Gross Rental Income and Direct Operating Expenses of the Office Buildings For the Three Years in the Period Ended March 31, 1993
      and (Unaudited) the Six Month Periods Ended September 30, 1993
                                 and 1992
                                (Continued)


     The Securities and Exchange Commission is investigating allegations of insider trading in KPI's shares as well as the allegations made in the above complaints. KPI is cooperating in such investigation, but there can be no assurance that formal legal proceedings or administrative actions will not be commenced involving KPI.

     On November 24, 1993, a former participant of the Koger Properties, Inc. Stock Retirement Plan (now liquidated) (the "Stock Retirement Plan") filed a civil action in the United States District Court, Middle District of Florida, as a representative of the Stock Retirement Plan and similarly situated former class member participants of the Stock Retirement Plan. The complaint is against certain current and former directors of the Company and former trustees of the Plan and alleges losses to the Plan and former participants due to breach of fiduciary duties. The ultimate outcome of this matter cannot presently be determined.

     KPI is unable to determine whether the ultimate outcome of such litigation and investigation will have a material effect on its financial condition or operations.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following accounting policies are considered by management to be relevant to the accompanying Historical Summaries. Additional accounting policies applicable to the Company's consolidated financial statements have been omitted since they are not considered necessary for a fair presentation of such Historical Summaries.

     Real Estate Assets - The Company historically reviewed its real estate portfolio to determine whether such assets had suffered an impairment in value which was deemed to be other than temporary, requiring the assets to be reduced to their net realizable value. Effective for the fiscal year ended March 31, 1992, management of KPI determined that all real estate assets should be valued at the lower of cost or estimated fair value. Accordingly, a provision for losses on the Office Buildings was recorded in the 1992 fiscal year in order to report the Office Buildings

                          KOGER PROPERTIES, INC.

                     Notes to Historical Summaries of
     Gross Rental Income and Direct Operating Expenses of the Office Buildings For the Three Years in the Period Ended March 31, 1993
     and (Unaudited) the Six Month Periods Ended September 30, 1993
                                 and 1992
                                (Continued)


     at the lower of cost or estimated fair value. In making such estimates, management considered the continuing recessionary effects on commercial real estate markets, current and future expected occupancy rates in its markets, prospects for leasing of such space at rates sufficient to support the existing book values of such assets and expected changes in operating costs. Such writedowns were based upon a methodology believed by management to be reasonable for such purposes but which did not include independent, third-party appraisals of such assets. During 1993, management obtained certain independent, third-party appraisals and other evidential matter and determined that its writedown of such assets as of March 31, 1992 was overstated by $13,345,000. Accordingly, management restated its 1992 consolidated financial statements. Such restatement did not affect the provision for losses previously recorded on the Office Buildings. Adjustments to these estimates may be necessary in the event that future economic conditions, including occupancy and leasing rates, operating costs, interest rates, the terms and availability of financing for future development, and other relevant factors vary significantly from those assumed in these estimates.

     The accounting treatment of the merger transaction has resulted in the Office Buildings being recorded by KE at their estimated fair values at the date of the transaction. The recording of such assets at estimated fair value will result in certain assets being recorded by KE at amounts significantly higher than the amounts reported by KPI at cost in its consolidated financial statements. The future operations of these Office Buildings as investment properties will require losses to be recorded only in cases in which it has been determined that such assets have suffered an impairment in value which is deemed to be other than temporary, requiring such assets to be reduced to their net realizable value.

     The Company capitalized construction costs, improvement costs, major renewals and interest associated with investments in real estate. Costs (including interest) incurred during a building's "lease-up" period were also capitalized. These capitalized "lease-up" costs totaled $-0-, $232,038 and $1,236,076 for the three years ended March 31, 1993, 1992 and 1991, respectively. The "lease-up" period was defined generally as that period beginning when basic construction of the building was complete and ending when substantially all partitioning costs for occupants and additional construction costs had been incurred. Such "lease-up" period did not exceed one year. Maintenance and repairs are charged to operations.

                          KOGER PROPERTIES, INC.

                     Notes to Historical Summaries of
     Gross Rental Income and Direct Operating Expenses of the Office Buildings For the Three Years in the Period Ended March 31, 1993
      and (Unaudited) the Six Month Periods Ended September 30, 1993
                                 and 1992
                                (Continued)


     Depreciation and amortization are computed on the straight-line method for financial reporting purposes over the following estimated service lives:

          Buildings                    28.5 to 65 years
          Building components            10 to 40 years
          Furniture and Equipment          3 to 7 years
          Lease-up costs                   3 to 5 years

     Revenue Recognition - In general, rent revenues are recognized when due from tenants. However, the straight-line basis, which averages annual minimum rents over the terms of leases, is used to recognize minimum rent revenues under leases which provide for varying rents over their terms.

3.   BASIS OF PRESENTATION

     A. Certain rental income and expenses that are dependent upon the particular owner and carrying value of the Office Buildings have been excluded from the accompanying historical summaries of gross rental income and direct operating expenses. Such items consist of
          (a) income and related expenses of certain services furnished to tenants, (b) depreciation of the buildings and improvements, (c) interest, and (d) provision for Federal and state income taxes. Below are the approximate amounts of such items which have been so excluded:

                                             (In Thousands)
                             Six Months Ended
                               September 30        Years Ended March 31
                               1993    1992       1993     1992      1991
                                (Unaudited)
Services furnished income,
 net of related expenses (1)                              $   288   $   212
Depreciation                  $9,592  $10,561    $20,231   24,151    23,871
Interest (2)                   6,457    6,591     13,004   14,894    13,247

                          KOGER PROPERTIES, INC.

                     Notes to Historical Summaries of
     Gross Rental Income and Direct Operating Expenses of the Office Buildings For the Three Years in the Period Ended March 31, 1993
      and (Unaudited) the Six Month Periods Ended September 30, 1993
                                 and 1992
                                (Continued)


     (1) Income and Related Expenses of Services Furnished to Tenants - KE, as a real estate investment trust, is limited as to the amount of non-passive income that can be earned. Management of KE believes that the performance of such services by KE on behalf of its tenants may jeopardize its ability to meet this non-passive income threshold. As such, these revenues and expenses have been excluded from the Historical Summaries because they are not comparable to the current and proposed future operations of the properties.

     (2) Interest - Interest includes only contractual interest cost associated with debt that is specifically collateralized by the Office Buildings and excludes other interest incurred by the Company related to unsecured obligations. Amounts shown in the accompanying table include interest charges capitalized by the Company in its historical consolidated financial statements in connection with the development and construction of the buildings and related improvements. Amounts shown in the accompanying table do not include interest on loans from KE under the credit agreement described in Note 5. Such credit agreement was collateralized by mortgages on a pool of office buildings. The specific buildings in the pool varied with the amount outstanding under the agreement, which amount fluctuated as advances were made and as repayments occurred through the purchase of completed buildings by KE. Total contractual interest under the credit agreement was $10,949,000, $9,664,000 and $12,538,000 for the years ended March 31, 1993, 1992 and 1991 respectively, and $5,936,000 and $5,357,000 for the six months ended September 30, 1993 and 1992, respectively.

     Provision for Federal and State Income Taxes - It is not practical to allocate corporate income tax expense to the Office Buildings.

     B. Certain indirect project costs related to building refurbishments and improvements and tenant improvements for the Office Buildings were capitalized based upon KPI's historical capitalization policies as a property developer (Note 2). Because depreciation has been

                          KOGER PROPERTIES, INC.

                     Notes to Historical Summaries of
     Gross Rental Income and Direct Operating Expenses of the Office Buildings For the Three Years in the Period Ended March 31, 1993
      and (Unaudited) the Six Month Periods Ended September 30, 1993
                                 and 1992
                                (Continued)


          excluded from the historical summaries, the effect of such costs on operating results of the Office Buildings is not reflected in the accompanying historical summaries. The capitalization of such costs is not expected to be comparable to the proposed future operations of the properties. The amount of such costs that were excluded from the historical summaries was approximately $-0-, $1,207,000 and $4,469,000 for the years ended March 31, 1993, 1992, and 1991, respectively, and $-0- and $-0- for the six months ended September 30, 1993 and 1992, respectively.

4.   LEASES

     The Company's operations include the leasing of office space in its operating centers located in selected metropolitan areas. The leases on these properties are generally for a term of three to five years. In most instances, the Company pays all operating expenses including real estate taxes and insurance. The majority of the Company's leases provide for rent escalations that are usually based on changes in the Consumer Price Index issued by the Bureau of Labor Statistics of the United States Department of Labor. A substantial number of leases contained options that allow the lessee to renew for varying periods, generally for the same rental terms and amount, subject to the above described escalation provisions.

                          KOGER PROPERTIES, INC.

                     Notes to Historical Summaries of
     Gross Rental Income and Direct Operating Expenses of the Office Buildings For the Three Years in the Period Ended March 31, 1993
      and (Unaudited) the Six Month Periods Ended September 30, 1993
                                 and 1992
                                (Continued)


     The Company's leases, all of which are operating leases, expire at various dates through 2002. A schedule of minimum future rental income from these leases for the Office Buildings (which generally are noncancellable) based on the rentals in effect at March 31, 1993, without regard to the exercise of options to renew, follows (in thousands):

          Year Ending
           March 31,

             1994                              $ 39,823
             1995                                31,819
             1996                                19,738
             1997                                10,764
             1998                                 6,583
             Subsequent years                    23,533
                                               $132,260

     Rental income accrues to the Company until the related properties are sold, at which time the income accrues to the purchasing entity. The above minimum future rental income does not include contingent rentals that may be received under the provisions of the lease agreements.

5.   TRANSACTIONS WITH RELATED PARTIES

     The following transactions are considered by management to be relevant to the accompanying Historical Summaries. Additional related party transactions applicable to the Company's consolidated financial statements have been omitted since they are not considered necessary for a fair presentation of such Historical Summaries.

     Koger Management, Inc. - Koger Management, Inc. (the "Manager"), a wholly-owned subsidiary of the Company, is the property manager for all of the Company's properties as well as for properties owned by KE, The Koger Partnership, Ltd. and others. The Manager undertakes all property

                          KOGER PROPERTIES, INC.

                     Notes to Historical Summaries of
     Gross Rental Income and Direct Operating Expenses of the Office Buildings For the Three Years in the Period Ended March 31, 1993
      and (Unaudited) the Six Month Periods Ended September 30, 1993
                                 and 1992
                                (Continued)


     management functions, including leasing and maintenance of office buildings. The Manager receives fees under various management agreements with each Koger entity or other client. Management fees included in the Historical Summaries represent fees paid to the Manager and, accordingly, were eliminated in the Company's historical, consolidated financial statements.

     Loans from Koger Equity, Inc. - Since September 1988, KE loaned funds to KPI at a floating interest rate between 11 percent and 13 percent under a credit agreement which was amended and restated during the year ended March 31, 1991. The loans from KE were collateralized by first and second mortgages on 62 of the office buildings included in the Historical Summaries and two parcels of land owned by KPI and were to be repaid in various increments through December 31, 1993. The total amount due under the amended and restated credit agreement at March 31, 1993, including accrued interest of $2,308,000, was $90,333,000. Additional loans from KE were outstanding as of March 31, 1993 in the amount of $27,058,000 that were collateralized by first mortgages under a separate, land credit agreement. KPI failed to make interest payments on all such loans as of September 30, 1991 and subsequent thereto, and was in default by reason of such failure. The merger of KPI and KE constituted a stipulated agreement and settlement of all such loans between KE and KPI.

(b)  Pro Forma Financial Information.

     The following unaudited pro forma financial statements set forth the pro forma balance sheet as of September 30, 1993, as if the merger of Koger Properties, Inc. ("KPI") into the Company occurred on September 30, 1993, and the pro forma statement of operations of the Company for the nine months ended September 30, 1993, as if the merger of KPI into the Company had occurred on January 1, 1993. The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.

     The following unaudited pro forma financial statements may not necessarily reflect the results of operations or financial position of the Company which would have actually resulted had the merger of KPI into the Company occurred as of the date and for the period indicated, nor should it be taken as indicative of the future results of operations or the future financial position of the Company. Differences would result from various factors, including, changes in the amounts of rents received and rental expenses paid in connection with operating the KPI properties, recoveries from the debt and equity investments in The Koger Partnership, Ltd., and changes in the interest rates assumed for the KPI Restructured Notes and the Company's bank loans.

                             KOGER EQUITY, INC.
                     UNAUDITED PRO FORMA BALANCE SHEET
                            SEPTEMBER 30, 1993
                              (in thousands)
                                                     KE
                                                  HISTORICAL     PRO FORMA        PRO FORMA
                                                   9/30/93      ADJUSTMENTS        9/30/93
ASSETS
Operating Properties:
   Real Estate                                     $315,463       $ 93,549 (a)     $564,089
                                                                   155,077 (b)
   Furniture & equipment                                 25            789 (b)          814
   Accumulated depreciation                         (28,437)                        (28,437)
    Operating properties - net                      287,051                         536,466
Undeveloped land                                                    25,072 (a)       33,054
                                                                     7,982 (b)
Undeveloped land held for sale                                       3,474 (a)        6,982
                                                                     3,508 (b)
Loans to Koger Properties, Inc.
     foreclosed in-substance, net                    93,850        (93,850)(a)           0
Cash and temporary investments                        7,647         15,596 (b)      23,243
Accounts receivable, net                              1,842          1,208 (b)       3,050
Receivable from The Koger Partnership, Ltd.                            545 (b)         545
Receivables from Koger Equity, Inc.                                  1,792 (b)           0
                                                                    (1,792)(c)
Intangible and other assets                           5,066           (879)(b)      17,186
                                                                    12,999 (d)
           TOTAL ASSETS                            $395,456       $225,070        $620,526

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Accounts payable                                $  1,321       $  2,098 (b)    $  5,158
                                                                     1,739 (b)
   Payable to Koger Properties, Inc.                  1,578         (1,578)(c)           0
   Accrued interest                                     149            726 (b)         875
   Accrued real estate taxes                          2,647            359 (b)       3,006
   Dividends payable to Koger Propeties, Inc.           214           (214)(c)           0
   Mortgages & loans payable                        150,798         28,245 (a)     328,386
                                                                   149,343 (b)
   Tax notes                                                         5,040 (b)       5,040
   Other liabilities                                  1,699          1,828 (b)       3,527

          TOTAL LIABILITIES                         158,406                        345,992

Shareholders' Equity
   Common stock                                         143             62 (e)         205
   Capital in excess of par value                   267,825         50,750 (e)     318,575
   Warrants                                                          1,368 (e)       1,368
   Accumulated dividends in excess of net income    (20,789)                       (20,789)
   Treasury stock                                   (10,129)       (14,696)(f)     (24,825)
          TOTAL SHAREHOLDERS' EQUITY                237,050                        274,534
          TOTAL LIABILITIES AND
           SHAREHOLDERS' EQUITY                    $395,456       $225,070        $620,526

See accompanying notes to unaudited pro forma financial statements.


                            KOGER EQUITY, INC.
                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
               FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1992
                   (in thousands except per share data)

                                        KE
                                    HISTORICAL   KPI AS     PRO FORMA
                                     12/31/92   ADJUSTED   ADJUSTMENTS     PRO FORMA
Revenues
  Rental                              $45,957    $41,324                    $87,281
  Management fees                                  6,279    $ (2,314)(a)      4,421
                                                                 456 (b)
  Interest                                231                                   231
    Total revenues                     46,188     47,603      (1,858)        91,933

Expenses
  Property operations                  19,380     18,613      (2,314)(a)     38,343
                                                               2,664 (c)
  Depreciation and amortization         8,089     21,121     (15,853)(d)     14,133
                                                                 776 (e)
  Interest                             11,530     12,753       1,419 (f)     25,702
  General and administrative            4,075      4,963      (2,838)(g)      6,200
  Provisions for losses on loans
   to Koger Properties, Inc.
   foreclosed in-substance              1,982                                 1,982
  Provision for uncollective rents        199        115                        314
  Undeveloped land costs                             649                        649
  Cost of management fees                          5,871      (2,664)(c)      3,207
     Total expenses                    45,255     64,085     (18,810)        90,530
Net Income                            $   933   $(16,482)    $16,952        $ 1,403

Earnings Per Common Share             $  0.07                               $  0.08 (h)

Weighted Average Shares Outstanding    13,220      4,377 (h)                 17,597 (h)

See accompanying notes to unaudited pro forma financial statements.


                            KOGER EQUITY, INC.
                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993
                   (in thousands except per share data)

                                        KE
                                    HISTORICAL   KPI AS     PRO FORMA
                                    9/30/93     ADJUSTED   ADJUSTMENTS     PRO FORMA
Revenues
 Rental                               $33,164    $33,614                     $66,778
 Management fees                                   5,042    $ (1,671)(a)       3,503
                                                                 132 (b)
 Interest                                 168                                    168
  Total revenues                       33,332     38,656      (1,539)         70,449

Expenses
 Property operations                   13,515     14,792       1,885 (c)      30,192
 Koger Management, Inc. management fees 1,671                 (1,671)(a)           0
 Depreciation and amortization          6,582     14,623     (10,672)(d)      11,183
                                                                 650 (e)
 Interest                               8,340      9,644         985 (f)      18,969
 General and administrative             1,413      3,464        (468)(g)       4,409
 Provision for uncollective rents         276        286                         562
 Undeveloped land costs                              605                         605
 Cost of management fees                           4,157      (1,885)(c)       2,272
  Total expenses                       31,797     47,571     (11,176)         68,192
Net Income                            $ 1,535    $(8,915)    $ 9,637         $ 2,257

Earnings Per Common Share             $  0.12                                $  0.13 (h)

Weighted Average Shares Outstanding    13,220      4,377 (h)                  17,597 (h)

See accompanying notes to unaudited pro forma financial statements.

                            KOGER EQUITY, INC.
             NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.   Basis of Presentation
     On December 21, 1993, Koger Properties, Inc. ("KPI") was merged with and into the Company (the "Merger"). Pursuant to the Merger, the Company acquired substantially all of the assets and liabilities of KPI. As consideration for the purchase of the KPI assets and liabilities, the Company cancelled all loans due from KPI foreclosed in-substance and issued 6,158,977 shares of the Company's common stock (the "Shares") to certain unsecured creditors of KPI. In addition, the Company issued 644,000 warrants to purchase 644,000 Shares (the "Warrants") to the shareholders of KPI and holders of certain securities law claims against KPI. This acquisition has been accounted for under the purchase method of accounting in the unaudited pro forma financial statements. It is the intent of the Company's management to operate the 93 buildings acquired from KPI in a manner similar to the Company's pre-merger operating building portfolio. It is currently management's intent that the undeveloped land acquired from KPI will be held as an investment for future development except for four parcels, which have a value of approximately $6,982,000, which are classified in the pro forma balance sheet as held for sale.

2.   Unaudited Pro Forma Balance Sheet
     The unaudited pro forma balance sheet as of September 30, 1993 is based on the historical balance sheet for the Company presented in the Quarterly Report on Form 10-Q for the period ended September 30, 1993. The unaudited pro forma balance sheet includes adjustments assuming the acquisition of KPI assets occurred as of September 30, 1993. Significant pro forma adjustments in the unaudited pro forma balance sheet include the following:
     (a) Represents the fair value of the collateral acquired from KPI in satisfaction of the loans to KPI foreclosed in-substance and the assumption of related first mortgage loans. Estimated fair value of the collateral acquired from KPI was determined by obtaining appraisals, performed by an independent appraiser, on certain properties, dated between March 1992 and February 1993, and by performing discounted cash flow analysis based on market assumptions provided by an independent appraiser in February 1993. The effective interest rate on the debt assumed by the Company approximates the fair market rate of debt with similar terms, conditions and associated risks. Therefore, the debt is recorded at the face value of the debt assumed.
     (b) Represents the fair value of the remaining assets and liabilities being acquired from KPI. The estimated fair value of the remaining operating properties and undeveloped land acquired from KPI was determined by obtaining appraisals from an independent appraiser dated June 11, 1993. The effective interest rate of KPI restructured mortgage debt and tax notes, acquired by the Company, approximates fair market rates of debt with similar terms, conditions and associated risks. Therefore, the debt is recorded at the face value of the debt assumed.
     (c) Represents the elimination of certain inter-company receivables and payables between the Company and KPI at the date of the Merger.

     (d) The intangible asset represents the excess of the purchase price over the estimated fair value of the assets and liabilities acquired.
     (e) Represents the market value of 6,158,977 newly issued Shares and 644,000 Warrants. The fair value of the Shares was measured by the closing bid price on December 20, 1993, which was $8.25 per share. The fair value of the Warrants was determined by the opening bid price for the Warrants, which was $2.125.
     (f) Represents the purchase of 1,781,419 Shares from KPI pursuant to the Merger. These Shares were valued at $8.25 as described in (e) above.

3. Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 1992
     The unaudited pro forma statement of operations for the year ended December 31, 1992 is based on the historical statement of operations for the Company presented in the Annual Report on Form 10-K for the year ended December 31, 1992. The "KPI as Adjusted" column represents KPI historical revenues and expenses relating to certain assets and liabilities being acquired for the twelve months ended December 31, 1992. The unaudited pro forma statement of operations includes adjustments assuming the Merger occurred as of January 1, 1992. Significant pro forma adjustments in the unaudited pro forma statement of operations include the following:

     (a) Adjustment required to eliminate management fee revenue related to KMI management of the 126 properties owned by the Company prior to the Merger.

     (b) Adjustment to reflect increase in management fees for agreements which will be in effect at the date of the Merger. At the date of the Merger, management fee rates will be higher than the rates in effect during 1992 and an increased number of buildings will be under management. Estimated management fees from Koger Office
          Parks, Inc. was calculated by annualizing actual management fee revenues generated for the 11 months ended February 28, 1993. Management believes that this approach results in a reasonable estimate of these management fees assuming the applicable management agreement had been in place during the entire year of 1992.
          Estimated management fees on the other buildings, including buildings owned by The Koger Partnership, Ltd., ("TKP"), were determined by multiplying the planned estimated management fee rate (9% for the TKP buildings and either 5% or 6% for the other buildings) by the actual 1992 rental revenues of the applicable buildings. The basis for determining the cost of providing these third party management services was the actual costs of management services incurred by KMI in 1992.

     (c) Adjustment required to properly classify the costs of managing the 126 properties owned by the Company prior to the Merger as property operations expense.

     (d) Adjustment required to reflect depreciation, on the assets being acquired from KPI, based on the new basis assigned to the operating properties being acquired. The Company uses the straight-line method for depreciation and amortization. The new basis assigned to the operating properties was depreciated over the estimated useful lives of the assets of 40 years for buildings and 5 years for furniture and equipment.

     (e) Amortization of goodwill has been calculated using the straight-line method over a 15 year term.

     (f) Adjustment required to reflect interest expense, related to the debt being acquired from KPI, based upon the renegotiated debt amounts and interest rates as outlined in the KPI Plan of Reorganization. The estimated average effective interest rate on the restructured KPI debt is approximately 7.7% which approximates the fair market rate of similar debt with similar terms and conditions.

     (g)  This adjustment includes:

          (1) An adjustment to the historical costs incurred by KPI and the Company for the twelve months ended December 31, 1992 for certain redundant costs which totals approximately $27,000.

          (2) An adjustment made to the Company's historical costs incurred during the twelve months ended December 31, 1992 relating to the elimination of approximately $2,187,000 in legal and professional fees incurred to resolve the repayment of loans due from KPI and other related non-recurring KPI bankruptcy issues.

          (3) Adjustment to reflect reduction in KPI's General and Administrative Expenses due to elimination of four KPI senior management positions at the date of the Merger. This adjustment has been reduced by amounts paid under severance agreements. This adjustment totals $624,000.

     (h) Earnings per common share was calculated assuming the 6,158,9777 newly issued shares were outstanding as of January 1, 1992 and the 1,781,419 treasury shares were acquired from KPI on January 1, 1992. The Warrants being issued were considered anti-dilutive for purposes of calculating earnings per common share.

4. Unaudited Pro Forma Statement of Operations for the Nine Months Ended September 30, 1993
     The unaudited pro forma statement of operations for the nine months ended September 30, 1993 is based on the historical statement of operations for the Company presented in the Quarterly Report on Form 10-Q for the period ended September 30, 1993. The "KPI as Adjusted" column represents KPI historical revenues and expenses relating to certain assets and liabilities acquired for the nine months ended September 30, 1993.
     Significant pro forma adjustments in the unaudited pro forma statement of operations for the nine months ended September 30, 1993, include the following:

     (a) Adjustment required to eliminate management fee revenue related to Koger Management, Inc.'s management of the 126 properties owned by the Company prior to the Merger.
     (b) Adjustment to reflect increase in management fees for agreements which were in effect on the date of the Merger. At the date of the Merger, the management fee rate was higher for the buildings owned by The Koger Partnership, Ltd. ("TKP") In addition, prior to the Merger certain buildings were returned to lenders and are being managed by the Company. Estimated management fees for these buildings were determined by multiplying the management fee rate
          (9% for the TKP buildings and 5% or 6% for the other buildings) by the actual rental revenues on the applicable buildings for the nine months ended September 30, 1993.
     (c) Adjustment required to properly classify the costs of managing the 126 properties owned by the Company prior to the Merger as operations expense.
     (d) Adjustment required to reflect depreciation, on the assets acquired from KPI, based on the new basis of the operating properties acquired. The Company uses the straight-line method for depreciation and amortization. The new basis of the operating properties was depreciated over the useful lives of the assets of 40 years for buildings and 5 years for furniture and equipment.
     (e) Amortization of goodwill has been calculated using the straight-line method over a 15 year term.
     (f) Adjustment required to reflect interest expense, related to the debt acquired from KPI, based upon the restructured debt amounts and interest rates. The average effective rate on the restructured KPI debt is approximately 7.7% which approximates the fair market rate of similar debt with similar terms and conditions.
     (g) Adjustment to reflect reduction in KPI's General and Administrative Expenses due to the elimination of four KPI senior management positions at the date of the Merger. This adjustment has been reduced by amounts paid under severance agreements.
     (h) Earnings per common share was calculated assuming the 6,158,977 newly issued Shares were outstanding for the entire nine month period and the 1,781,419 treasury shares were acquired from KPI on January 1, 1993. The Warrants were considered anti-dilutive for purposes of calculating earnings per common share.

                            KOGER EQUITY, INC.
      UNAUDITED STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS AND
           ESTIMATED CASH TO BE MADE AVAILABLE BY OPERATIONS OF
               KOGER EQUITY, INC. FOR A TWELVE MONTH PERIOD
                              (in thousands)

Revenues
     Rental. . . . . . . . . . . . . . . . . . . . . . . . . . . . .$87,281
     Management Fees . . . . . . . . . . . . . . . . . . . . . . . . .4,421
     Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .    231
     Total revenues. . . . . . . . . . . . . . . . . . . . . . . . . 91,933

Expenses
     Property operations . . . . . . . . . . . . . . . . . . . . . . 38,343
     Depreciation and amortization . . . . . . . . . . . . . . . . . 16,060
     Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25,702
     General and administrative. . . . . . . . . . . . . . . . . . . .6,200
     Undeveloped land costs. . . . . . . . . . . . . . . . . . . . . . .649
     Cost of management fees . . . . . . . . . . . . . . . . . . . .  3,207
          Total expenses . . . . . . . . . . . . . . . . . . . . . . 90,161
Estimated Taxable Operating Income . . . . . . . . . . . . . . . . . .1,772
Add Back: Depreciation and Amortization. . . . . . . . . . . . . .   16,060
Estimated Cash To Be Made Available By Operations. . . . . . . . . .$17,832

Note 1 This statement of estimated taxable operating results and estimated cash to be made available by operations is an estimate of operating results of the Company for a twelve month period assuming that the acquisition of KPI assets and liabilities occurred on the first day of the twelve month period. However, this statement does not purport to reflect actual results for any period.

Note 2 Tax depreciation was determined based upon the assumption that the Merger will be treated as a tax-free reorganization. In a tax-free reorganization the Company's tax basis in the assets acquired from KPI would be the same as KPI's tax basis in those assets, and the Company's holding period with respect to those assets will include the period those assets were held by KPI. Accordingly, the tax depreciation represents the actual tax depreciation incurred by the Company and KPI for the properties during the most recent twelve month period.

                                   SIGNATURE


     Pursuant to the Requirements of the Securities Exchange Act of 1934, the reqgistrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   KOGER EQUITY, INC.





Date: March 4, 1994             (VICTOR A. HUGHES)

                                VICTOR A. HUGHES
                                SENIOR VICE PRESIDENT AND
                                CHIEF FINANCIAL OFFICER